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                                                                   EXHIBIT 10.39

                             DISTRIBUTION AGREEMENT



        This Distribution Agreement (the "Agreement") is made as of the __ day of December 1998 between PeopleSoft, Inc., a Delaware corporation
("PeopleSoft"), and Momentum Business Applications, Inc. a Delaware corporation ("Momentum").


                               B A C K G R O U N D

        A. PeopleSoft is the holder of all of the issued and outstanding shares of capital stock of Momentum. PeopleSoft intends to contribute $300 million to Momentum, to license certain technology to Momentum, and to make other arrangements in order to establish Momentum as a separate enterprise for the purpose of developing certain software products and commercializing such products, most likely through licensing to PeopleSoft.

        B. PeopleSoft intends to distribute all of the Momentum Shares (as defined below) to the holders of its Common Stock.

        NOW, THEREFORE, the parties agree as follows:

        1. Definitions. For purposes of this Agreement, the following terms shall have the meanings set forth below:

               1.1 "Action" shall mean any action, suit, arbitration, inquiry, proceeding or investigation by or before any court, any governmental or other regulatory or administrative agency or commission or any arbitration tribunal.

               1.2 "Agent" shall mean Boston EquiServe, L.P., as distribution agent, appointed by PeopleSoft to distribute certificates representing the Momentum Shares pursuant to the Distribution.

               1.3 "PeopleSoft/Momentum Agreements" shall mean this Agreement, the Development Agreement, the Marketing Agreement, the Services Agreement and the Purchase Option.

               1.4 "PeopleSoft Common Stock" shall mean the Common Stock, par value $0.01 per share, of PeopleSoft.

               1.5 "Commission" shall mean the Securities and Exchange
Commission.

               1.6 "Momentum Shares" shall mean the Class A Common Stock, par value $0.001 per share, of Momentum.


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               1.7 "Development Agreement" shall mean the Development and
License Agreement dated as of the date hereof between PeopleSoft and Momentum.

               1.8 "Distribution" shall mean the distribution of Momentum Shares to holders of record on December __, 1998 of PeopleSoft Common Stock immediately following completion of the transactions contemplated in Sections 2 and 3 hereof.

               1.9 "Distribution Date" shall mean the proposed date of effecting the Distribution, which is anticipated to occur on or about December __, 1998.

               1.10 "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

               1.11 "Form 8-A" shall mean the registration statement on Form 8-A to be filed by Momentum with the Commission to effect the registration of the Momentum Shares pursuant to the Exchange Act.

               1.12 "Marketing Agreement" shall mean the Marketing and Distribution Agreement dated as of the date hereof between PeopleSoft and Momentum.

               1.13 "Momentum Registration Statement" shall mean the registration statement on Form S-1 registering the issuance of Momentum Shares pursuant to the Distribution.

               1.14 "PeopleSoft Registration Statement" shall mean the Registration Statement on Form S-3 registering shares of PeopleSoft Common Stock which may be issued upon exercise of the Purchase Option.

               1.15 "Prospectus" shall mean the joint prospectus to be distributed to the holders of PeopleSoft Common Stock in connection with the Distribution relating to the PeopleSoft Registration Statement and the Momentum Registration Statement.

               1.16 "Purchase Option" shall mean that certain option contained in Momentum's Restated Certificate of Incorporation pursuant to which PeopleSoft has the right to purchase all, but not less than all, of the outstanding Momentum Shares.

               1.17 "Record Date" shall mean the close of business on December __, 1998 or such other date as is determined by the PeopleSoft Board of Directors or any committee thereof.

               1.18 "Registration Statement" shall mean the registration statement on Form S-1 registering the issuance of Momentum Shares pursuant to the Distribution.

               1.19 "Services Agreement" shall mean the Services Agreement dated as of the date hereof between PeopleSoft and Momentum.

               1.20 "Securities Act" shall mean the Securities Act of 1933, as amended.

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        2.     Preliminary Action.

               2.1 Registration Statement and Prospectus. Momentum has prepared and filed the Momentum Registration Statement with the Commission, and PeopleSoft has prepared and filed, the PeopleSoft Registration Statement with the Commission. Subject to the conditions set forth herein, PeopleSoft and Momentum shall use reasonable efforts to cause the both registration statements to become effective under the Securities Act. Momentum and PeopleSoft have prepared, and PeopleSoft shall cause to be mailed, the Prospectus to the record holders on the Record Date of PeopleSoft Common Stock and PeopleSoft.

               2.2 Form 8-A. Momentum has prepared and filed with the Commission a Form 8-A which includes or incorporates by reference relevant portions of the Registration Statement. Subject to the conditions set forth herein, Momentum shall use reasonable efforts to cause the Form 8-A to become effective under the Exchange Act.

               2.3 Blue Sky. Momentum shall take all such action as may be necessary or appropriate under the securities or blue sky laws of states or other political subdivisions of the United States in connection with the Distribution to permit the Momentum Shares to be distributed as described in the Prospectus.

               2.4 Listing. Momentum has prepared and filed an application to effect the listing of the Momentum Shares on the Nasdaq National Market. Momentum shall use reasonable efforts to cause the Momentum Shares to be so listed.

               2.5 No Representations or Warranties; Consents. Each party hereto understands and agrees that no party hereto is, in this Agreement or in any other agreement or document contemplated by this Agreement or otherwise, representing or warranting in any way that the obtaining of any consents or approvals, the execution and delivery of any agreements or the making of any filings or applications contemplated by this Agreement will satisfy the provisions of any or all applicable laws. Notwithstanding the foregoing, the parties shall use reasonable efforts to obtain all consents and approvals, to enter into all agreements and to make all filings and applications which may be required for the consummation of the transactions contemplated by this Agreement, including, without limitation, all applicable regulatory filings or consents under federal or state laws and all necessary consents, approvals, agreements, filings and applications.

        3.     Issue and Sale of Momentum Shares.

               3.1 Purchase of Momentum Class A Common Stock. Prior to the Distribution Date, in consideration of, among other things, a $300 million capital contribution to Momentum by PeopleSoft, Momentum will issue to PeopleSoft that number of Momentum Shares such that PeopleSoft may distribute to holders of PeopleSoft Common Stock one Momentum Share for every 50 shares of PeopleSoft Common Stock held on the Record Date. PeopleSoft and Momentum acknowledge that all of the Momentum Shares held by PeopleSoft will be distributed by PeopleSoft to the holders of outstanding shares of PeopleSoft Common Stock.

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        4.     The Distribution.

               4.1 The Distribution. Momentum shall take all steps required by PeopleSoft or the Agent to effect the Distribution. Prior to the Distribution, and upon receipt of the capital contribution described in Section 3 hereof, Momentum shall cause to be issued to PeopleSoft a certificate or certificates representing a sufficient number of Momentum Shares so that PeopleSoft may distribute one Momentum Share for every 50 shares of PeopleSoft Common Stock held on the Record Date.

               4.2 Expenses of Distribution. All expenses related in any way to the Distribution, including without limitation all legal, financial advisory and accounting fees of PeopleSoft and Momentum, shall be borne by PeopleSoft.

        5.     Additional Assurances:  Indemnification.

               5.1 Mutual Assurances. PeopleSoft and Momentum agree to cooperate with respect to the implementation of the PeopleSoft/Momentum Agreements and to execute such further documents and instruments as may be necessary to confirm the transactions contemplated thereby.

               5.2 Indemnification. If PeopleSoft exercises the Purchase Option, from and after such exercise, PeopleSoft shall indemnify, defend and hold harmless Momentum's officers and directors to the same extent as provided in Momentum's Restated Certificate of Incorporation.

               5.3 Notice. Any person entitled to indemnification pursuant to
Section 5.2 shall give PeopleSoft prompt notice in writing, in the manner set forth in Section 7.7 below, of any claim or demand made against such person for which such person may be entitled to indemnification under Section 5.2.

        6. Conditions to Effectiveness of Distribution. The Distribution shall be subject to the satisfaction or waiver by PeopleSoft of the following conditions and the satisfaction or waiver by Momentum of the conditions in Sections 6.8 and 6.9:

               6.1 Board Approval. The PeopleSoft/Momentum Agreements (including exhibits and schedules) shall have been approved by the Board of Directors of PeopleSoft and Momentum and shall have been executed and delivered by appropriate officers of PeopleSoft and Momentum, and the PeopleSoft Board of Directors (or a committee thereof) shall have declared a dividend of the Momentum Shares as of the Record Date to the holders of record of the PeopleSoft Common Stock.

               6.2 Securities Law Compliance. The transactions contemplated hereby shall be in compliance with applicable federal and state securities laws, and the Momentum Registration Statement and PeopleSoft Registration Statement shall have been declared effective and no stop orders shall have been instituted with respect thereto under the Securities Act.


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               6.3 Restated Certificate of Incorporation. The Restated
Certificate of Incorporation of Momentum shall have been adopted by the Board of Directors, approved by PeopleSoft as sole stockholder of Momentum, and filed with the Delaware Secretary of State.

               6.4 Form 8-A Effective. The Form 8-A shall have become effective under the Exchange Act.

                6.5 Listing Application Approved. The Momentum Shares shall be approved for quotation on the Nasdaq National Market.

               6.6 Fairness Opinion. PeopleSoft shall have received an opinion of Merrill Lynch, Pierce, Fenner & Smith Incorporated, investment advisor to PeopleSoft, in form and substance satisfactory to PeopleSoft, to the effect that
(i) from a financial point of view, the Distribution provides a reasonable structure to pursue the financial objectives described in the Prospectus of PeopleSoft and (ii) from a financial point of view, the Distribution is fair to the stockholders of PeopleSoft.

               6.7 Permits and Licenses. Momentum shall have received such permits and licenses as may be necessary for the purpose of commencing operations contemplated by the PeopleSoft/Momentum Agreements.

               6.8 Consents. Each of PeopleSoft and Momentum shall have received such consents, and shall have received executed copies of such agreements or amendments of agreements, as it shall deem necessary in connection with the completion of the transaction contemplated by this Agreement.

               6.9 Other Instruments. All actions and other documents and instruments deemed necessary or advisable in connection with the transactions contemplated hereby shall have been taken or executed, as the case may be, in form and substance satisfactory to PeopleSoft and Momentum.

               6.10 Legal Proceedings. No legal proceedings affecting or arising out of the transactions contemplated hereby or which could otherwise affect PeopleSoft or Momentum in a materially adverse manner shall have been commenced or threatened against PeopleSoft, Momentum or the directors or officers of either PeopleSoft or Momentum.

               6.11 Material Changes. No material adverse change shall have occurred with respect to PeopleSoft or Momentum, the securities markets (either generally or with respect to PeopleSoft or Momentum) or general economic or financial conditions which shall, in the reasonable judgment of PeopleSoft, make the transactions contemplated by this Agreement inadvisable.

               6.12 Other Conditions. Such other conditions as may be set by the PeopleSoft Board of Directors or any committee thereof in the resolutions authorizing the Distribution shall have been satisfied.


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        7.     Miscellaneous.

               7.1 Waiver, Remedies and Amendment. Any waiver by either party hereto of a breach of any provisions of this Agreement shall not be implied and shall not be valid unless such waiver is recited in writing and signed by such party. Failure of any party to require, in one or more instances, performance by the other party in strict accordance with the terms and conditions of this Agreement shall not be deemed a waiver or relinquishment of the future performance of any such terms or conditions or of any other terms and conditions of this Agreement. A waiver by either party of any term or condition of this Agreement shall not be deemed or construed to be a waiver of such term or condition for any other term. All rights, remedies, undertakings, obligations and agreements contained in this Agreement shall be cumulative and none of them shall be a limitation of any other remedy, right, undertaking, obligation or agreement of either party. This Agreement may not be amended except in a writing signed by both parties.

               7.2 Assignment. Neither party may assign its rights and obligations hereunder without the prior written consent of the other party, which consent may not be unreasonably withheld; provided, however, that PeopleSoft may assign such rights and obligations hereunder to an Affiliate of PeopleSoft or to an Affiliate of PeopleSoft or to any person or entity with which PeopleSoft is merged or consolidated or which acquires all or substantially all of the assets of PeopleSoft.

               7.3    Arbitration.

                        (a) All disputes which may arise under, out of or in connection with this Agreement shall be settled by arbitration conducted in the city of San Francisco, state of California, in accordance with the then existing rules of the American Arbitration Association, and judgment upon the award rendered by the Arbitrators may be entered in any court having jurisdiction thereof. The parties hereby agree that service of any notices in the course of such arbitration at their respective addresses as provided for in Section 7.7 of this Agreement shall be valid and sufficient.

                        (b) In any arbitration pursuant to this Section 7.3, the award shall be rendered by a majority of the members of a board of arbitration consisting of three members who shall be appointed by the parties jointly, or if the parties cannot agree as to three arbitrators within 30 days after the commencement of the arbitration proceeding, then one arbitrator shall be appointed by PeopleSoft and one arbitrator shall be appointed by Momentum within 60 days after the commencement of the arbitration proceeding. The third arbitrator shall be appointed by mutual agreement of such two arbitrators. In the event of failure of the two arbitrators to agree within 75 days after commencement of the arbitration proceeding upon the appointment of the third arbitrator, the third arbitrator shall be appointed by the American Arbitration Association in accordance with its then existing rules. Notwithstanding the foregoing, in the event that any party shall fail to appoint an arbitrator it is required to appoint within the specified time period, such arbitrator and the third arbitrator shall be appointed by the American Arbitration Association in accordance with its then existing rules. For purposes of this Section 7.3, the "commencement of the

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arbitration proceeding" shall be deemed to be the date upon which a written demand for arbitration is received by the American Arbitration Association from one of the parties.

               7.4 Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute this Agreement.

               7.5 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the state of California as applied to residents of that state entering into contracts to be performed in that state.

               7.6 Headings. The headings set forth at the beginning of the various sections of this Agreement are for convenience and form no part of the Agreement between the parties.

               7.7 Notices. Notices required under this Agreement shall be in writing and sent by registered or certified mail, postage prepaid.

                      If to PeopleSoft:     PeopleSoft, Inc.
                                            4660 Hacienda Drive
                                            Pleasanton, California 94588
                                            Attention:  General Counsel

                      If to Momentum:       Momentum Business Applications, Inc.
                                            1301 Harbor Bay Blvd.
                                            Alameda, California 94502
                                            Attention:  President

               All notices shall be deemed to be effective five days after the date of mailing. Either party may change the address at which notice is to be received by written notice pursuant to this Section 7.7.

               7.8 Severability. If any provision of this Agreement is held by a court of competent jurisdiction to be invalid or unenforceable, it shall be modified, if possible, to the minimum extent necessary to make it valid and enforceable or, if such modification is not possible, it shall be stricken and the remaining provisions shall remain in full force and effect.

               7.9 Relationship of the Parties. For all purposes of this Agreement, Momentum and PeopleSoft shall be deemed to be independent contractors and anything in this Agreement to the contrary notwithstanding, nothing herein shall be deemed to constitute Momentum and PeopleSoft as partners, joint venturers, co-owners, an association or any entity separate and apart from each party itself, nor shall this Agreement constitute any party hereto an employee or agent, legal or otherwise, of the other party for any purposes whatsoever.


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                      Neither party hereto is authorized to make any statements
or representations on behalf of the other party or in any way to obligate the other party, except as expressly authorized in writing by the other party. Anything in this Agreement to the contrary notwithstanding, no party hereto shall assume nor shall be liable for any liabilities or obligations of the other party, whether past, present or future.

               7.10 Survival. The provisions of Sections 1, 5, 7.1, 7.3, 7.5, 7.7, 7.8 and this Section 7.10 shall survive the termination for any reason of this Agreement. Any payments due under this Agreement with respect to any period prior to its termination shall be made notwithstanding the termination of this Agreement. Neither party shall be liable to the other due to the termination of this Agreement as provided herein, whether in loss of good will, anticipated profits or otherwise.

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        IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                               PEOPLESOFT, INC.


                               By:
                                  ----------------------------------------------
                               Title:
                                    --------------------------------------------

                               MOMENTUM BUSINESS APPLICATIONS, INC.


                               By:
                                  ----------------------------------------------
                               Title:
                                    --------------------------------------------


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